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                                                            EXHIBIT NO. 99.7(a)

                              CUSTODIAN AGREEMENT

         AGREEMENT made as of the 18th day of December, 2006 between each of the Investment Companies listed on Appendix A hereto, as the same may be amended from time to time (each a "Fund" and collectively the "Funds") and State Street Bank and Trust Company (the "Custodian"), and effective as to each Fund as set forth on Appendix A.

                              W I T N E S S E T H

         WHEREAS, each Fund is or may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix A attached hereto being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, each Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                            APPOINTMENT OF CUSTODIAN

         On behalf of each of its Portfolios, each Fund hereby employs and appoints the Custodian as a custodian, subject to the terms and provisions of this Agreement. Each Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify to which of its Portfolios such cash, securities and other assets are to be specifically allocated. The Custodian hereby accepts its appointment as custodian, subject to the terms and provisions of this Agreement, and agrees to perform the services described herein in accordance with the standard of care set forth in Section 5.01(a) hereof. The Custodian shall not be responsible for any property of any Portfolio held or received by such Portfolio (i) not delivered to the Custodian, or (ii) that is delivered out pursuant to Proper Instructions (as hereinafter defined).

                                  ARTICLE II
                         POWERS AND DUTIES OF CUSTODIAN

         As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians or may maintain assets with one or more Eligible Securities Depositories (each as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian or Eligible Securities Depository so appointed or utilized, as applicable.

         Section 2.01. Safekeeping. The Custodian shall keep safely all cash, securities and other assets of each Fund's Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

         Section 2.02. Manner of Holding Securities and Other Assets.

                  (a) Except to the extent precluded by Section 8-501(d) of the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts ("UCC"), the Custodian shall hold all securities and other assets, other than cash and Bank Loans (as hereinafter defined), of a Fund's Portfolio that are delivered to it hereunder in a "securities account" with the Custodian for and in the name of such Portfolio and shall treat all such assets, other than cash and Bank Loans, as "financial assets" as those terms are used in the UCC. The Custodian shall at all times hold securities or other financial assets held for each Fund's Portfolios either: (i) by physical possession of the certificated securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book-entry form by maintaining "security entitlements," within the meaning of the UCC, with respect to such financial assets with (A) a Securities System (as hereinafter defined) in accordance with the provisions of
         Section 2.23(a) below or (B) an Eligible Securities Depository in accordance with the provisions of Section 2.23(b) below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of a Fund or its Portfolios shall be as set forth under this Agreement.

                  (b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions (as hereinafter defined) to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

                  (c) Notwithstanding the provisions of the foregoing paragraphs of this Section 2.02, the Custodian shall have certain responsibilities with respect to the shares (the "Underlying Shares") of certain open-end management investment companies managed by Massachusetts Financial Services Company ("MFS") or its affiliates or successors or another investment adviser (the "Underlying Funds") owned by one or more of the MFS Fund of Funds as listed on Appendix D attached hereto, as the same may be amended from time to time in accordance with the provisions of Section 9.07(d) hereof (each a "Fund of Funds Portfolio" and collectively the "Fund of Funds Portfolios"), and deposited and/or maintained in an account or accounts maintained directly with the transfer agent or a designated sub-transfer agent of each such Underlying Fund (an "Underlying Fund Transfer Agent"), subject to and in accordance with the following provisions:

                  (i) Upon receipt of a confirmation or statement from an Underlying Fund Transfer Agent that such Underlying Fund Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Fund of Funds Portfolio, the Custodian (A) shall identify by book-entry that such Underlying Shares are being held by it for the benefit of the Fund of Funds Portfolio in the Custodian's name or its nominee's name, as the custodian for such Fund of Funds Portfolio and (B) shall maintain copies of such confirmations or statements received from an Underlying Fund Transfer Agent, which shall be provided to the Fund of Funds Portfolio upon its reasonable request made from time to time, but in no event more frequently than monthly.

                  (ii) The Custodian shall provide to any Fund such reports regarding the Custodian's system of internal accounting controls in the manner as is set forth in Section 2.28 hereof.

                  (iii) In respect of the purchase of Underlying Shares for the account of a Fund of Funds Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Fund of Funds Portfolio as so directed, and record such payment from the account of such Fund of Funds Portfolio on the Custodian's books and records.

                  (iv) In respect of the sale or redemption of Underlying Shares for the account of a Fund of Funds Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Fund of Funds Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Fund of Funds Portfolio on the Custodian's books and records.

                  (v) The Custodian shall not be liable to any Fund for any loss or damage to the Fund or any Fund or Funds Portfolio resulting from the maintenance of Underlying Shares with the Underlying Fund Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

                  (vi) With respect to Underlying Shares, the holding of confirmation statements that identify the Underlying Shares as being recorded in the Custodian's name on behalf of the Fund of Fund Portfolios will be deemed custody for the purposes hereof.

         Section 2.03. Security Purchases. Upon receipt of Proper Instructions, the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that, payment shall be made by the Custodian only upon receipt of the securities by: (1) the Custodian; (2) a clearing corporation of a national securities exchange of which the Custodian is a member; (3) a Securities System; or (4) an Eligible Securities Depository. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that, the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 5.01(a) hereof; (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Section 5.01(a) hereof; and (v) in the case of the purchase of Underlying Fund shares for a Fund of Funds Portfolio, the Custodian shall pay for and receive such Underlying Fund shares purchased for the account of a Fund of Funds Portfolio in accordance with Section 2.02(c) hereof. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

         Section 2.04. Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

         Section 2.05. Sales of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (1) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (3) credit to the Account of the Custodian with a Securities System or Eligible Securities Depository, in accordance with the provisions of Section 2.23(a) and Section 2.23(b) hereof. Notwithstanding the foregoing, upon the receipt of Proper Instructions: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Section 5.01(a) hereof; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Section 5.01(a) hereof; (iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent; and (iv) in the case of the sale of Underlying Fund shares of a Fund of Funds Portfolio processed through the Underlying Fund Transfer Agent, the Custodian shall release such Underlying Fund shares, provided that, the Custodian shall act in accordance with Section 2.02(c) hereof.

         Section 2.06. Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

         Section 2.07. Exercise of Rights; Tender Offers. Notwithstanding anything contained in this Agreement to the contrary, upon receipt of Proper Instructions, the Custodian shall be held to the exercise of reasonable care in taking the following actions: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian; provided, the Custodian shall not be liable for any late exercise of any right or power in respect of a Portfolio's securities unless (i) the Custodian has received a Proper Instruction with regard to the exercise of any such right or power and (ii) the Custodian or the relevant Subcustodian is in actual possession of the Portfolio's securities, in both cases prior to the deadline established by the Custodian in its reasonable discretion and communicated to the Portfolio. The Custodian will furnish promptly to the Fund, on behalf of its applicable Portfolio, material information concerning subscription rights, bonus issue, stock repurchase plan, redemption, exchange, tender offer or similar actions relating to the Portfolio's securities received by Custodian (or any Subcustodian) from an issuer of any of the Portfolio's securities, or from a securities information source customarily used by prudent professional global custodians.

         Section 2.08. Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, notwithstanding anything contained in this Agreement to the contrary, upon receipt of Proper Instructions, shall be held to the exercise of reasonable care in taking action with respect to the same as directed in such Proper Instructions; provided, the Custodian shall not be liable for any late exercise of any right or similar action in respect of a Portfolio's securities unless
(i) the Custodian has received a Proper Instruction with regard to the exercise of any such right or action and (ii) the Custodian or the relevant Subcustodian is in actual possession of the Portfolio's securities, in both cases prior to the deadline established by the Custodian in its reasonable discretion and communicated to the Portfolio.

         Section 2.09. Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on behalf of any applicable Portfolio relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) deposit and maintain in a segregated account, securities (on the Custodian's books and records, physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. Each Fund, on behalf of its applicable Portfolios, and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

         Section 2.10 Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any futures margin procedural agreement among a Fund, on behalf of any applicable Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Portfolio; (b) segregate on the Custodian's books and records, for the benefit of the applicable futures commission merchant, cash or securities of a Portfolio to secure the obligations of such Portfolio under any futures contracts or options on futures contracts written by the Portfolio for the benefit of a futures commission merchant; (c) deliver out to a futures commission merchant to a broker's margin account (a "Broker's Futures Margin Account") cash, securities and other assets designated as initial, maintenance or variation "margin" deposits, such amounts being intended to secure the applicable Portfolio's performance of its obligations under any futures contracts purchased or sold or any such options on futures contracts written by the Portfolio; and (d) accept delivery of such assets back from a futures commission merchant holding a Broker's Futures Margin Account. Each Fund, on behalf of its applicable Portfolios, and the applicable futures commission merchant shall be responsible for the sufficiency of assets held in a Broker's Futures Margin Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms. Any Fund assets held in a Broker's Futures Margin Account by a futures commission merchant shall be deemed to be in the custody of such futures commission merchant, and the Custodian shall not be liable for the acts or omissions of any futures commission merchant during the period such futures margin is in the futures commission merchant's custody.

         Section 2.11. Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the applicable Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is paid by the lender (a) to or upon the Custodian's order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

         Section 2.12. Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the applicable Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the applicable Fund on behalf of its Portfolio may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States of America on behalf of the Fund's Portfolios shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those accepted on the Custodian's books,
(a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit account to be insured to the maximum extent required by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

         Section 2.13. Foreign Exchange Transactions.

                  (a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the applicable Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, and the maintenance of proper records as set forth in Section 2.26.

                  (b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio of such Fund with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

                  (c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

         Section 2.14. Securities Loans. Upon receipt of Proper Instructions, Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing. Upon receipt of Proper Instructions, the Custodian shall release the collateral received with respect to a loan of securities to the borrower against receipt of the loaned securities. The Custodian shall deliver out securities in connection with any lending arrangements made by the Fund on behalf of one or more Portfolios to a third-party lending agent or such lending agent's custodian in accordance with Proper Instructions (which may not provide for contemporaneous receipt by the Custodian of collateral therefor) as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio.

         Section 2.15. Bank Loans. The Custodian shall, in connection with bank loans, bank loan participations and bank loan assignments (whether in the U.S. or outside the U.S.) ("Bank Loans"), record, hold, and segregate for the account of a Fund, on behalf of its applicable Portfolios, all instruments, certificates, agreements and/or other documents evidencing such Bank Loans entered into by the Fund, on behalf of its applicable Portfolios (collectively, "Financing Documents") which the Custodian may receive. The Custodian shall be under no obligation to examine the contents or determine the sufficiency of any Financing Documents or to provide any certification with respect thereto. The Custodian shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received. The Custodian shall maintain records of all locations of such Financing Documents, together with a current inventory thereof. Upon receipt of Proper Instructions, the Custodian shall promptly deliver to a Fund, on behalf of the applicable Portfolio, or its designee, any Financing Documents being held on behalf of such Portfolio. Each Fund, on behalf of the applicable Portfolios, shall cause the Custodian to be named as its nominee for any Bank Loan and shall otherwise provide for the direct payment of all amounts due and payable to such Fund, on behalf of the applicable Portfolios, with respect to any Bank Loan. In addition, the Fund shall provide the Custodian with information it receives from the bank or other entity managing a Bank Loan or Financing Document regarding expected interest and principal payments with respect to the Bank Loans. The Custodian shall deliver to each applicable Fund regular reports with respect to its Bank Loans and the Financing Documents with such frequency as may be mutually agreed. The Custodian shall provide the Funds with prompt notice of any electronic information it actually receives regarding the Bank Loans or Financing Documents. The Custodian shall have no responsibilities or duties whatsoever under this Agreement, with respect to Bank Loans or Financing Documents, except for such responsibilities and duties as are expressly set forth herein.

         Section 2.16. Collections.

                  (a) General Collections. The Custodian shall use reasonable efforts, and shall use reasonable efforts to cause any Subcustodian, to: (i) collect on a timely basis amounts due and payable to each Fund with respect to portfolio securities and other assets of each of such Fund's Portfolios; (ii) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (iii) promptly endorse and deliver any instruments required to effect such collections; (iv) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (v) file on a timely basis any appropriate certificates or other affidavits for the refund or reclaim of foreign taxes paid; provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to each Fund with respect to its Portfolios. The Custodian shall promptly notify each applicable Fund in writing by facsimile transmission, or in such other manner as each such Fund and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Portfolios of such Fund(s) is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default and for which the Custodian has not actually received official notification (with respect to such Fund's Portfolio) regarding any future income or other payments.

                  (b) Bank Loan Collections. In addition to its obligations under Section 2.16(a), if principal payments with respect to a Bank Loan are not received by the Custodian on the date on which they are due, or in the case of interest payments, not received either on a scheduled interest payable date or in the amount of their accrued interest payable ("Loan Payments"), the Custodian shall promptly, but in no event later than the next succeeding day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business (a "Business Day") after the Loan Payment date, give telephonic notice, with confirmation by facsimile transmission, to the party obligated under the Bank Loan or Financing Documents to make such Loan Payment of its failure to make timely payment.

         Section 2.17. Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts (as hereinafter defined) designated by the applicable Fund or Funds in such Proper Instructions; or (b) upon receipt of Special Instructions (as hereinafter defined), as otherwise directed by the applicable Fund or Funds, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the applicable Fund on behalf of one or more of its Portfolios in Special Instructions.

         Section 2.18. Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Funds, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify each applicable Fund of Custodian's receipt of cash in payment for Shares issued by such Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund; and (b) make federal funds available to the applicable Fund as of specified times agreed upon from time to time by the applicable Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.

         Section 2.19. Proxies, Notices, Etc. The Custodian shall use reasonable efforts to promptly deliver to each applicable Fund or its designee all forms of proxies, all notices of meetings, and all notices regarding class action law suits or other similar claims affecting or relating to securities, instruments and Bank Loans owned by one or more of the applicable Fund's Portfolios that are received by the Custodian, any Subcustodian, any nominee of either of them, or from a securities information source customarily used by prudent professional global custodians, and, upon receipt of Proper Instructions, the Custodian shall use reasonable efforts to promptly execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, instruments or Bank Loans, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. With respect to notices regarding class action lawsuits, Custodian shall forward to each appropriate Fund in accordance with Proper Instructions agreed upon from time to time, all written information actually received by State Street Bank and Trust Company in its capacity as Custodian under this Agreement regarding any class action or other litigation in connection with the US Securities (as defined herein) or other assets issued in the United States and then held, or previously held during the term of this Agreement by the Custodian for the account of such Fund, including, but not limited to, opt-out notices and proof of claims forms, to the extent State Street Bank and Trust Company has such information in its capacity as Custodian for such Fund under this Agreement. For purposes of this Section, "US Securities" shall mean portfolio assets of the Fund for which State Street Bank and Trust Company is serving as Custodian pursuant to this Agreement and which are securities or other assets issued in the United States of America that are held, or have been held during the term of this Agreement by State Street Bank and Trust Company in its capacity as Custodian for the account of the applicable Fund, which assets have not been merged into another fund not covered by this Agreement.

         Section 2.20. Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.

         Section 2.21. Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

         Section 2.22. Bank Accounts.

                  (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; and provided further, however, that such Bank Accounts in countries other than the United States of America may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund for deposits accepted on the Custodian's books in the United States of America shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.02(d) hereof.

                  (b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

                  (c) Reserved.

                  (d) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.22 to be insured to the maximum extent required by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

         Section 2.23. Deposit of Fund Assets in Securities Systems and Eligible Securities Depositories. (a) The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in: (1) The Depository Trust Company;
(2) the Participants Trust Company; (3) any book-entry system as provided in
(i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (4) any other domestic clearing agency registered with the U.S. Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which each applicable Fund has previously approved by Special Instructions (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                  (1) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

                  (2) The Securities System shall be obligated to comply with the Custodian's directions with respect to the securities held in such Account and shall not be entitled to a lien against the assets in such Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.

                  (3) Each Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered or recorded.

                  (4) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

                  (5) The Custodian shall pay for securities purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to each applicable Fund on the next Business Day daily transaction reports which shall include each day's transactions in the Securities System for the account of each applicable Portfolio. Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by computer or in such other manner as such Fund and the Custodian may agree in writing.

                  (6) The Custodian shall, if requested by a Fund pursuant to Proper Instructions, provide such Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

                  (7) Upon receipt of Special Instructions to this effect, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such Securities System.

                  (b) The Custodian may deposit and/or maintain "Foreign Assets" (as defined in Rule 17f-5 under the 1940 Act, as the same may be amended from time to time ("Rule 17f-5")), owned by a Portfolio in a securities depository located outside the United States of America that the Custodian has determined meets the definition of "Eligible Securities Depository" under Rule 17f-7(b)(1) under the 1940 Act, as the same may be amended from time to time ("Rule 17f-7"), or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an "Eligible Securities Depository"), provided that prior to the deposit or maintenance of Foreign Assets of a Fund with a securities depository located outside the United States of America, the Custodian shall have confirmed in writing to the Fund, on behalf of its Portfolios, that the securities depository is an Eligible Securities Depository. Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act, and subject to the following provisions:

                  (1) The Custodian or any Subcustodian may deposit and/or maintain Foreign Assets held hereunder in an Eligible Securities Depository, provided that such Foreign Assets are represented in an Account of the Custodian or Subcustodian in the Eligible Securities Depository which Account shall not contain any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Eligible Securities Depository unless the Fund by Special Instructions permits another manner of holding, representing and/or designating a Fund's Foreign Assets.

                  (2) The Custodian shall, in accordance with the standard of care set forth in Section 5.01(a) hereof, be responsible for: (A) providing the Fund or its designee, on behalf of its applicable Portfolio(s), an analysis of the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository;
         (B) establishing a system to monitor the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository;
         (C) monitoring the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository on a continuing basis; and (D) promptly notifying the Fund or its designee of any material change in the custody risks associated with maintaining Foreign Assets with the Eligible Securities Depository.

                  (3) The Eligible Securities Depository shall be obligated to comply with the Custodian's or Subcustodian's directions with respect to the Foreign Assets held in such Account, provided that the Foreign Assets held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration.

                  (4) Each Fund hereby designates the Custodian or each Subcustodian as the party in whose name any Foreign Assets deposited by the Custodian or the Subcustodian in the Account are to be registered or recorded, provided, however, that the Custodian may register or record Foreign Assets of a Fund in the name of the Fund or other nominee for the Fund upon the Custodian's provision of written notice to the Fund of such proposed registration or recordation.

                  (5) The books and records of the Custodian shall at all times identify those Foreign Assets belonging to each Portfolio which are maintained in an Eligible Securities Depository.

                  (6) The Custodian shall pay for Foreign Assets purchased for the account of a Portfolio only upon (w) receipt of advice from the Eligible Securities Depository that such Foreign Assets have been transferred to the Account of the Custodian or Subcustodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may receive delivery of such securities and make payment therefor in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. The Custodian or Subcustodian shall transfer Foreign Assets sold for the account of a Portfolio only upon (y) receipt of advice from the Eligible Securities Depository that payment for such Foreign Assets has been transferred to the Account of the Custodian or Subcustodian, and (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio, provided however, if required under the laws of the jurisdiction in which the Eligible Securities Depository is located or pursuant to the rules of an Eligible Securities Depository, the Custodian may make payment therefor and receive delivery of such securities in accordance with such applicable laws or rules of the Eligible Securities Depository, but in all events subject to the standard of care set forth in Section 5.01(a) hereof. Copies of all advices from the Eligible Securities Depository relating to transfers of Foreign Assets for the account of a Portfolio shall identify such Portfolio or the Custodian or Subcustodian who is holding the assets of such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to each applicable Fund no later than the next succeeding Business Day, or at such other time or times as such Fund and the Custodian may agree in writing, daily transaction reports which shall include each day's transactions in the Eligible Securities Depository for the account of each applicable Portfolio. Such transaction reports shall be delivered to each applicable Fund or any agent designated by such Fund pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as such Fund and the Custodian may agree in writing.

                  (7) The Custodian shall, if requested by a Fund or its designee pursuant to Proper Instructions, provide such Fund with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository's accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

                  (8) The Custodian (A) shall terminate the use of any Eligible Securities Depository on behalf of any Portfolio as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the Foreign Assets of any Portfolio maintained with such Eligible Securities Depository: (1) upon receipt of Special Instructions; or (2) in the absence of the receipt of Special Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7(b)(1), and (B) shall provide the Funds or their respective designees, on behalf of the Portfolios, with written notification of any termination of the Custodian's use of an Eligible Securities Depository at least 90 days prior to the effective date of the proposed termination, unless the Funds in their discretion permit a shorter notification period.

                  (9) Each Eligible Securities Depository through which the Custodian maintains Foreign Assets of the applicable Portfolio(s) and the countries where they may hold Foreign Assets of the applicable Portfolio(s) shall be listed on Appendix B attached hereto, as the same may be amended from time to time in accordance with the provisions of Section 9.07(c) hereof.

         Section 2.24. Other Transfers.

                  (a) Upon receipt of Proper Instructions, the Custodian shall transfer to or receive from a third party that has been appointed to serve as an additional custodian of one or more Portfolios (an "Additional Custodian") securities, cash and other assets of such Portfolios in accordance with such Proper Instructions. Each Additional Custodian shall be identified as such on Appendix B, as the same may be amended from time to time in accordance with the provisions of Section 9.07(c) hereof.

                  (b) Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other assets of a Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities or other assets to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.01 and 3.03 hereof.

         Section 2.25. Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.23(a) hereof or an Eligible Securities Depository pursuant to Section 2.23(b) hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC or SEC rules, regulations or publicly available interpretative letters of the staff of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

         Section 2.26. Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including:
(a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities or other assets (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession,
(iii) securities borrowed, loaned or collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund as such Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder, and shall be reasonably arranged and indexed by the Custodian in a manner that permits reasonably prompt location, access and retrieval of a particular record including, if requested by a Fund, retrieval within the time period specified by any regulatory entity with jurisdiction over the Fund. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of each applicable Fund and shall be available upon request during normal business hours for inspection and use by such Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund shall take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders. In addition to the books and records required to be maintained by the Custodian pursuant to this Agreement, the Custodian shall keep such other books and records of each Fund as may be agreed to by the parties and upon such terms as may be agreed between the parties. All books and records maintained by the Custodian pursuant to this Agreement shall be maintained for the periods required under Rule 31a-2 of the 1940 Act. Upon a Fund's request, the Custodian shall promptly surrender to such Fund copies of all books and records of the Fund maintained by the Custodian pursuant to this Agreement.

         Section 2.27. Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as a Fund may periodically request to obtain from year to year favorable opinions from such Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A,Form N-CSR and Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC or the federal securities laws, including the 1940 Act, and the rules and regulations thereunder.

         Section 2.28. Reports by Independent Certified Public Accountants. Annually, and as may otherwise be reasonably requested by a Fund, but in no event more frequently than semi-annually, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System, Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian.

         Section 2.29. Advances by the Custodian. The Custodian may, in its sole discretion, advance funds on behalf of any of the Portfolios to make any payment permitted by this Agreement upon receipt of any proper authorization by the applicable Fund required by this Agreement for such payments on behalf of the Portfolio. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Portfolio's account with the Custodian, or for any other reason), any such overdraft or related indebtedness shall be deemed for purposes of this Agreement a loan made by the Custodian to the Fund for the account of the Portfolio payable on demand. Such overdraft shall bear interest at such rate as may be agreed to from time to time by the Fund and the Custodian for such loans unless the Fund on behalf of the Portfolio shall provide the Custodian with compensating balances. Each of the Funds agrees that the Custodian shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by the Custodian for the benefit of the applicable Portfolio or in which the applicable Portfolio has an interest and which is then in the Custodian 's possession or control (or in the possession or control of any third party acting on the Custodian's behalf). Each of the Funds authorizes the Custodian, in the Custodian's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the applicable Portfolio on the Custodian's books. In addition, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement; provided, however, the Custodian shall have provided the Fund three (3) days' notice with respect thereto.

         Section 2.30. Insurance Requirements.

                  (a) The Custodian shall, at its own expense, procure and maintain: (i) workers compensation insurance for its own employees in an amount not less than the statutory limits under all applicable statutes, rules and regulations in each of the states in which Custodian operates and under all applicable federal statutes, rules and regulations, (ii) employers liability insurance in an amount not less than $1,000,000 per occurrence, (iii) comprehensive general liability insurance in an amount not less than $1,000,000 per occurrence, (iv) comprehensive automobile liability (including automobile non-ownership liability) insurance in a combined single limit amount of not less than $1,000,000 per occurrence, (v) umbrella or excess liability insurance providing coverages in excess of the coverages listed in (ii), (iii) and (iv) above in an amount not less than $5,000,000 per occurrence, (vi) errors and omission liability insurance in an amount not less than $10,000,000 per claim, (vii) a fidelity bond in an amount not less than $10,000,000 per loss, and
         (vii) electronic and computer crime insurance in an amount not less than $10,000,000 per loss; provided however that the term "Custodian" in this Section 2.30 shall not include a Subcustodian or Eligible Securities Depository. Nothing in this Section 2.30 shall be deemed to limit the Custodian's liability to the types or coverage amounts specified above or to limit any coverage under any of Custodian's insurance policies.

                  (b) Concurrent with the execution of this Agreement and thereafter upon the request of a Fund (but in no event more frequently than annually), Custodian shall provide a "certificate of insurance" to each Fund that evidences that policies, bonds or similar agreements providing the types and amounts of coverage specified in paragraph (a) of this Section 2.30 have been entered into and are in full force and effect and that specifies the applicable deductible amount for each policy, bond or similar agreement.

         Section 2.31. Provision of Information. At the request of a Fund, the Custodian shall promptly provide to such Fund all information relating to such Fund's, or any of its Portfolio's, cash, securities, and other assets which may be reasonably requested by such Fund in order to determine the amount to be paid to the Custodian under Article VI hereof. Such information shall be delivered to such Fund at such time(s) and in such forms specified by such Fund.

                                  ARTICLE III
                   PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS
                              AND RELATED MATTERS

         Section 3.01. Proper Instructions and Special Instructions.

                  (a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a SWIFT message, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund by one or more Authorized Persons; or (iv) by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the Fund, provided that the applicable Fund has followed any security procedures agreed to from time to time by such Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum attached hereto; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the applicable Fund by tested telex, SWIFT message or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reasonable reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

                  (b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be
         (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the applicable Fund and the Custodian agree in writing.

                  (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the applicable Fund.

         Section 3.02. Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or any Deputy or Assistant Treasurer of such Fund, a certificate setting forth:
(a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of such Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and reasonably relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall, unless otherwise specified therein, be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions for that Fund.

         Section 3.03. Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of any Fund shall have physical access to the assets of any Portfolio of that Fund held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this
Section 3.03 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.03; or (b) each Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. Each Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of such Fund.

         Section 3.04. Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement (including the standard of care set forth in Section 5.01(a)), the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

                                  ARTICLE IV
                                 SUBCUSTODIANS

         The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians and Special Subcustodians (each as hereinafter defined) to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as "Subcustodians.") For the avoidance of doubt, no Underlying Fund Transfer Agent shall be deemed an agent or Subcustodian of the Custodian for purposes of any provision of this Agreement.

         Section 4.01. Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

         Section 4.02. Foreign Subcustodians and Interim Subcustodians.

                  (a) Foreign Subcustodians. Subject to and in accordance with the following provisions, the Board of Trustees or other governing body or entity of each Fund, on behalf of its applicable Portfolio(s), hereby delegates its responsibilities as set forth in Rule 17f-5 under the 1940 Act, to the Custodian and appoints the Custodian as its "Foreign Custody Manager" (as such term is defined in Rule 17f-5), and the Custodian hereby accepts such delegation and appointment and agrees to (1) act on behalf of the applicable Fund(s) and Portfolios in such capacity, (2) perform the responsibilities set forth in Rule 17f-5, and (3) exercise the standard of care set forth in Section 5.01(a) hereof in performing its responsibilities hereunder and under Rule 17f-5, except to the extent Rule 17f-5 provides a higher standard of care, in which case that standard shall apply.

                           (i) Subject to and in accordance with the provisions of Rule 17f-5, the Custodian may, at any time and from time to time, appoint: (A) any "Qualified Foreign Bank" (as such term is defined in Rule 17f-5), (B) any majority-owned direct or indirect subsidiary of a "U.S. Bank" (as such term is defined in Rule 17f-5) or U.S. bank holding company meeting the requirements of an "Eligible Foreign Custodian" (as such term is defined in Rule 17f-5), (C) any other entity which by order of the SEC, or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an "Eligible Foreign Custodian" as set forth in Rule 17f-5, to act on behalf of the applicable Fund(s) and Portfolio(s) as a subcustodian for purposes of holding "Foreign Assets" (as defined in Rule 17f-5), or (D) any "Bank" (as such term is defined in the 1940 Act) that qualifies as and may serve as a custodian under Section 17(f) of the 1940 Act (each a "Foreign Subcustodian").

                           (ii) Without limiting the foregoing, the Custodian shall be responsible for (A) determining that each applicable Fund's or Portfolio's Foreign Assets, if maintained with each Foreign Subcustodian, will be subject to the standard of care set forth in
         Section 5.01(a) hereof after considering all factors relevant to the safekeeping of such assets including, without limitation, those factors set forth in the provisions of paragraph (c)(1) of Rule 17f-5,
         (B) ensuring that each foreign custody arrangement with a Foreign Subcustodian is governed by a written contract with the Custodian meeting the requirements of paragraph (c)(2) of Rule 17f-5 which will provide reasonable care for each applicable Fund's or Portfolio's Foreign Assets based on the standard of care set forth in Section 5.01(a) hereof, (C) determining that each contract with a Foreign Subcustodian shall include the provisions specified in paragraph
         (c)(2)(i)(A) through (F) of Rule 17f-5 or alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian reasonably determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets of each Fund or Portfolio as such specified provisions in their entirety, (D) establishing a system to monitor the appropriateness of maintaining each applicable Fund's or Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph
         (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, (E) monitoring the appropriateness of maintaining each applicable Fund's and Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian, and (F) promptly notifying each applicable Fund or Portfolio whenever an arrangement described in the preceding clause
         (E) no longer satisfies the requirements of Rule 17f-5.

                           (iii) The Custodian shall prepare written reports to the Board of Trustees or other governing body or entity of each Fund, on behalf of its applicable Portfolio(s), on an annual basis showing
         (A) the identity and qualifications of each Foreign Subcustodian authorized by the Custodian to hold Foreign Assets of the Fund(s) and Portfolio(s), (B) the placement of the Fund's and Portfolio's Foreign Assets with each such Foreign Subcustodian, (C) the country or countries in which each Foreign Subcustodian is authorized to hold Foreign Assets of the applicable Fund(s) and Portfolio(s) and (D) any material changes to the Custodian's foreign custody arrangements for the applicable Fund(s) and Portfolios) since the submission of the Custodian's last written report to the applicable Fund's Board of Trustees or other governing body or entity pursuant to this Section 4.02(a)(iii), including without limitation:

                           (1) changes in the Foreign Subcustodians included in
                  the Custodian's global custody network or arrangements;

                           (2) any change, including any amendment or
                  modification to the subcustodian agreements between the Custodian and each of the Foreign Subcustodians, that could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the applicable Funds, or Portfolios' Foreign Assets.

         In addition to the annual reports required by clause (a) (iii) above, the Custodian shall submit promptly (but in no event later than five
         (5) Business Days after the event giving rise to a reporting requirement) interim reports to the Board of Trustees or other governing body or entity of each applicable Fund, on behalf of its applicable Portfolio(s), of any changes that have or could materially affect the ability of a Foreign Subcustodian to perform its duties in respect of the Funds' and Portfolios' assets and any actions that the Custodian has taken or proposes to take in connection with such changes.

                           (iv) Each duly appointed Foreign Subcustodian and the countries where and clearing agencies through which they may hold Foreign Assets of the applicable Fund(s) and Portfolio(s) shall be listed on Appendix B attached hereto and dated as of the date of this Agreement, as the same may be amended from time to time, in accordance with the provisions of Section 9.07(c) hereof.

                           (v) Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment by itself or by one of its Portfolios which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian.

                           (vi) The Custodian shall provide the Funds or their respective designees, on behalf of their Portfolios, with written notification of any (A) proposed change in the Foreign Subcustodians included in the Custodian's global custody network or arrangements at least thirty (30) Business Days prior to the effective date of the proposed change, or (B) termination, in whole or with respect to one or more specified jurisdictions, of its acceptance of the Board of Trustees or other governing body or entity of a Fund, on behalf of its applicable Portfolio(s), delegation and appointment as the Fund's "Foreign Custody Manager" at least ninety (90) days prior to the effective date of the proposed termination; unless, in either case, the Funds in their discretion permit a shorter notification period.

                  (b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the applicable Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person (as hereinafter defined) designated by the applicable Fund in such Special Instructions to hold such security or other asset, provided that such Person meets the requirements of -------- this Section 4.02(b). The subcustodian agreement between the Custodian and any Interim Subcustodian shall comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable) and the terms and provisions of this Agreement. The Custodian shall comply with Section 4.02 (a)(i), (ii), (iii), and (vi) hereof with respect to the appointment of an Interim Custodian. (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an "Interim Subcustodian.")

        Section 4.03. Special Subcustodians. Upon receipt of Special Instructions, the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iii) effecting any other transactions designated by each applicable Fund in Special Instructions. (Each such designated subcustodian is hereinafter referred to as a "Special Subcustodian.") Each such duly appointed Special Subcustodian shall be listed on Appendix B attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.07(c) hereof. In connection with the appointment of any Special Subcustodian, the Custodian shall use reasonable efforts to enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by each applicable Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder (including Rule17f-5, if applicable) and the terms and provisions of this Agreement. If any Special Custodian is a Foreign Custodian, the Custodian shall comply with Section 4.02 of this Agreement. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

        Section 4.04. Termination of a Subcustodian. The Custodian shall (i) cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use its best efforts to cause each Interim Subcustodian and Special Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian is unable to cause a Subcustodian to fully perform its obligations thereunder, the Custodian shall use reasonable efforts to promptly notify the applicable Fund and, upon the receipt of Special Instructions, use reasonable efforts to promptly terminate such Subcustodian with respect to each applicable Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01, Section 4.02 or
Section 4.03, as the case may be. In addition to the foregoing, the Custodian
(A) may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian with respect to each applicable Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

        Section 4.05. Confirmation Regarding Foreign Subcustodians. Each report presented to the Board of Trustees of each Fund, on behalf of itself or its applicable Portfolio(s), by the Custodian pursuant to Section 4.02(a)(iii) above shall be accompanied by a confirmation representing that (A) the Custodian has established a system to monitor the appropriateness of maintaining the Fund's or Portfolio's Foreign Assets with each Foreign Subcustodian pursuant to paragraph (c)(1) of Rule 17f-5 and to monitor the performance of each Foreign Subcustodian under the subcustodian agreement between the Custodian and the Foreign Subcustodian; (B) the Custodian has monitored all Foreign Subcustodians and each Foreign Subcustodian continues to be an "Eligible Foreign Custodian," (as such term is defined in Rule 17f-5);
(C) each Foreign Subcustodian continues to provide the standard of care set forth in Section 5.01(a) hereof, after considering all relevant factors, including without limitation, those factors set forth in paragraph (c)(1) of Rule 17f-5; (D) all foreign custody agreements between the Custodian and the Foreign Subcustodians continue to meet the requirements of paragraph (c)(2) of Rule 17f-5; (E) since the submission of the last report pursuant to Section 4.02(a)(iii) above, there have been no material adverse changes to the Custodian's foreign custody network or arrangements other than those reported to the Board of Trustees or other governing body or entity of the Fund, on behalf of itself or its applicable Portfolios, in the accompanying report; and
(F) the information included in the report is true, accurate and complete in all material respects.

                                   ARTICLE V
                       STANDARD OF CARE; INDEMNIFICATION

         Section 5.01. Standard of Care.

                  (a) General Standard of Care. The Custodian shall exercise diligence, prudence and reasonable care in carrying out all of its duties and obligations under this Agreement, and shall be liable to each Fund for all direct losses, damages and expenses suffered or incurred by such Fund or its Portfolio(s) resulting from the failure of the Custodian to exercise such diligence, prudence and reasonable care. In no event shall any party hereto be liable for indirect, special or consequential losses, damages or expenses.

                  (b) Disruption of Services; Actions Prohibited by Applicable Law, Etc. In order to prevent the disruption of services in the event of any reasonably foreseeable adverse event (such as terrorism or related threats to security, loss of electric power or communications lines, equipment failure, fire, water damage or severe weather conditions), the Custodian shall maintain at all times, at no additional expense to the Funds, a complete business continuity, disaster recovery, business resumption and crisis management plan ("Business Continuity/Disaster Recovery Plan") reasonably designed to safeguard from loss or damage attributable to terrorism or related threats to security, fire, flood, theft or any other cause the cash, security, other assets, records and other data of the Funds and the Portfolios and the Custodian's records, data, equipment, facilities and other property used in the performance of its obligations under the Agreement. Upon reasonable request, the Custodian shall discuss with senior management of the Funds the Business Continuity/Disaster Recovery Plan and/or provide a high-level presentation summarizing the Business Continuity/Disaster Recovery Plan. For the avoidance of doubt, the parties hereto agree that for purposes of the immediately preceding sentence, "reasonable" shall mean at least annually. In the event of equipment failure, work stoppage, governmental action, terrorism or related threats to security, communication disruption or other impossibility of performance beyond the Custodian's control, the Custodian shall, at no additional expense to the Fund, use commercially reasonable efforts to minimize service interruptions. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian, Securities System or Eligible Securities Depository, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

                  (c) Mitigation by Custodian. Upon the occurrence of any event which causes any loss, damage or expense to any Fund or Portfolio, (i) the Custodian shall promptly notify the applicable Fund or Portfolio of the occurrence of such event, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios, and (iii) the Custodian shall use its best efforts to cause any applicable Interim Subcustodian, Special Subcustodian or Eligible Securities Depository to use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Funds and the Portfolios.

                  (d) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Portfolio, or (ii) at the expense of the Custodian, such other counsel as the applicable Fund(s) and the Custodian may agree upon; provided however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

                  (e) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for such Fund.

         Section 5.02. Liability of Custodian for Actions of Other Persons.

                  (a) Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any Foreign Subcustodian to the same extent as if such action or omission was performed by the Custodian itself. In the event of any direct loss, damage or expense suffered or incurred by a Fund that is or was directly caused by or resulting directly from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse such Fund in the amount of any such loss, damage or expense. Notwithstanding the foregoing, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Domestic Subcustodian or Foreign Subcustodian that is not a wholly owned subsidiary of the Custodian; provided, however, that the foregoing exculpation of the Custodian for liability as to a particular Domestic Subcustodian or Foreign Subcustodian shall not be applicable to any Domestic Subcustodian or Foreign Subcustodian appointed after the date hereof until the Fund has received 30 calendar days' notice of such appointment and during such 30-calendar-day period, the Custodian shall, if requested by the Fund, provide the Fund with such publicly available portion of the financial information regarding the Subcustodian that the Custodian reviewed in connection with its assessment of the financial stability of the proposed Subcustodian.

                  (b) Interim Subcustodians. Notwithstanding the provisions of
         Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of an Interim Subcustodian unless such is a direct loss, damage or expense suffered or incurred by such Fund and is directly caused by, or results directly from, the negligence, misfeasance or misconduct of the Custodian; provided however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Funds and the Portfolios. Notwithstanding the foregoing, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Interim Subcustodian.

                  (c) Special Subcustodians and Additional Custodians. Notwithstanding the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, a Fund and any Special Subcustodian or Additional Custodian are parties, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the actions or omissions of a Special Subcustodian or Additional Subcustodian, unless such is a direct loss, damage or expense suffered or incurred by such Fund and is directly caused by, or results directly from, the negligence, misfeasance or misconduct of the Custodian; provided however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special Subcustodian or Additional Custodian to protect the interests of the Funds and the Portfolios. Notwithstanding the foregoing, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Special Subcustodian or Additional Custodian.

                  (d) Securities Systems and Eligible Securities Depositories. Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund or any of its Portfolios resulting from the use by the Custodian of a Securities System or Eligible Securities Depository, unless such is a direct loss, damage or expense suffered or incurred by such Fund and is directly caused by, or results directly from, the negligence, misfeasance or misconduct of the Custodian; provided however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System or Eligible Securities Depository to protect the interests of the Funds and the Portfolios. Notwithstanding the foregoing, the Custodian shall be without liability for any loss, damage or expense caused by or resulting from the insolvency of any Securities System or Eligible Securities Depository.

         Section 5.03. Indemnification.

                  (a) Indemnification Obligations of the Funds. Subject to the limitations set forth in this Agreement, each Fund severally (and not jointly nor jointly and severally) agrees to indemnify and hold harmless the Custodian and its nominees from all direct loss, damage and expense, and reasonable attorneys' fees, suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of such Fund or its Portfolio in the performance of its duties and obligations under this Agreement; provided however, that such indemnity shall not apply to loss, damage, expense or attorneys' fees occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee (for the avoidance of doubt, the term "nominee" as used in this Article V shall not include Interim Custodians, Special Subcustodians, Additional Custodians, Eligible Securities Depositories or Securities Systems); provided, further, that the Custodian shall not be entitled to indemnification as to any matter to the extent that the loss, damage, expenses or attorneys' fees is the result of the Custodian's breach of the applicable standard of care under this Agreement, except for any liability arising out of the insolvency of any Subcustodian, as to which the indemnification obligation of each Fund and Portfolio shall not be limited. In addition, each Fund agrees severally (and not jointly nor jointly and severally) to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage, expenses or attorneys' fees incurred by such Person, resulting from the fact that securities and other property of such Fund's Portfolios are registered in the name of such Person; provided however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

                  (b) Indemnification Obligation of the Custodian. Subject to the limitations set forth in this Agreement, the Custodian agrees to indemnify and hold harmless each Fund, on behalf of its Portfolios, from all direct loss, damage and expense, and reasonable attorneys' fees, suffered or incurred by such Fund on behalf of its Portfolios and resulting directly from the failure of the Custodian to exercise the standard of care set forth in Section 5.01(a) hereof; provided however, that such indemnity shall not apply to loss, damage, expense or attorneys' fees occasioned by or resulting from the negligence, misfeasance or misconduct of any Fund.

                  (c) Notice of Litigation; Right to Prosecute, Etc. No Fund or Portfolio shall be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified such Fund or Portfolio in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03. With respect to claims in such litigation or proceedings for which indemnity by a Fund or Portfolio may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund or Portfolio shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund or Portfolio to any Person, such Fund or Portfolio may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund or Portfolio may be subject to an indemnification obligation; provided however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund or Portfolio has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If such Fund or Portfolio is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund or Portfolio with adequate notice of any such settlement or judgment, and without each such Fund's or Portfolio's prior written consent. All Persons shall submit written evidence to each applicable Fund or Portfolio with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund or Portfolio may reasonably request.

         Section 5.04. Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund or Portfolio shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for any loss, damage or expense caused such Fund or Portfolio by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund or Portfolio has not been made whole for any such loss or damage. If the Custodian makes such Fund or Portfolio whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System, Eligible Securities Depository or other Person. Upon such Fund's or Portfolio's election to enforce any rights of the Custodian under this Section 5.04, such Fund or Portfolio shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund or Portfolio; provided that, so long as such Fund or Portfolio has acknowledged in writing its obligation to indemnify the Custodian under Section
5.03 hereof with respect to such claim, such Fund or Portfolio shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund or Portfolio without the Custodian's consent and provided further, that if such Fund or Portfolio has not made an acknowledgment of its obligation to indemnify, such Fund or Portfolio shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund or Portfolio and take all actions reasonably requested by such Fund or Portfolio in connection with such Fund or Portfolio's enforcement of any rights of the Custodian. Each Fund or Portfolio agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund or Portfolio in connection with the fulfillment of its obligations under this Section 5.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the failure of the Custodian to exercise the standard of care set forth in Section 5.01(a) hereof.

                                  ARTICLE VI
                                  COMPENSATION

         On behalf of each of its Portfolios, each Fund shall compensate the Custodian for its services and expenses in such amounts, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

                                  ARTICLE VII
                              TERM AND TERMINATION

         Section 7.01. Termination of Agreement as to One or More Funds. This Agreement shall become effective as of the date first above-written and shall remain in full force and effect for a period of two (2) years (the "Initial Term"). During the Initial Term and thereafter, each Fund, at its discretion, may terminate this Agreement in the event of any of the following termination events: (i) such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of written notice of termination, or at such later time as such Fund shall designate; (ii) the Custodian fails to (a) perform in a material respect and on more than one occasion the safekeeping services set forth in Section 2.01 hereof, and (b) cure or establish a remedial plan, acceptable to such Fund acting reasonably, in each case within 30 days of written notice thereof; or (iii) in such Fund's reasonable opinion, the Custodian has not achieved one or more of the performance measures set forth in any service level document (a "Service Level Document") that may be established by the parties, and a plan or revised plan has not been put into place in accordance with the following procedures: In the event that such Fund reasonably believes that the Custodian has not met one or more of the performance measures set forth in any Service Level Document during any calendar quarter, the Fund may, in its discretion, submit a written deficiency notice to the Custodian outlining the performance deficiencies ("Deficiency Notice"). Such Deficiency Notice must be provided to the Custodian within 20 days of the end of such calendar quarter. After receipt of such notice, the Custodian shall present the Fund with a written plan to address the deficiency(ies) set forth in the Deficiency Notice (the "Plan"). Such Plan must be provided to Fund within 30 days after receipt of the Deficiency Notice. If the Custodian fails to submit a Plan within such 30-day period, Fund may terminate this Agreement upon 60 days' written notice to the Custodian. The Fund, in its discretion, may accept or reject the Plan by notifying the Custodian in writing ("Response Notice") within 15 days after submission of the Plan. If the Fund fails to provide a Response Notice within such 15-day period, it shall be presumed that Fund accepted the Plan. In the event the Fund submits a Response Notice rejecting the Plan, the Custodian shall submit a revised plan ("Revised Plan") to the Fund. Such Revised Plan must be provided to the Fund within 30 days after provision of the Response Notice rejecting the Plan. If the Custodian fails to submit a Revised Plan within such 30-day period, the Fund may terminate the Agreement upon 60 days' written notice to the Custodian. The Fund, in its sole discretion, may accept or reject the Revised Plan by notifying the Custodian in writing ("Revised Plan Notice"). Any Revised Plan Notice must be submitted to the Custodian within 15 days after provision of the Revised Plan. If Fund fails to provide a Revised Plan Notice within such 15-day period, it shall be presumed that the Fund accepted the Revised Plan. If Fund provides a Revised Plan Notice to the Custodian that rejects the Revised Plan, the Fund may, in its sole discretion, terminate this Agreement upon 60 days' written notice to the Custodian. Such termination notice must be submitted to the Custodian within 60 days after provision of the Revised Plan Notice.

         Following the Initial Term, with respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by such Fund by written notice delivered to the Custodian, based upon such Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this
Section 7.01 by any Fund (a "Terminating Fund"), each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses and all overdrafts and related charges with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. The Custodian may retain such portion of a Terminating Fund's assets as is necessary to satisfy any obligation of such Terminating Fund to the Custodian. Each Terminating Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement with respect to such Terminating Fund, and following the satisfaction of all obligations of such Terminating Fund to State Street Bank and Trust Company arising under this Agreement and/or such Terminating Fund's fund accounting agreement with State Street Bank and Trust Company, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement as to a Terminating Fund shall become effective, the Custodian may deliver to a bank or trust company doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of such Terminating Fund's Portfolios held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the Terminating Fund's Portfolios held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian with respect to such Terminating Fund under this Agreement. In the event that securities and other assets of such Terminating Fund's Portfolios remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to a failure of the Terminating Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that, subject to the satisfaction of all obligations of such Terminating Fund to the Custodian, the cash, securities and other property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to reasonably cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         Section 7.02. Termination as to One or More Portfolios. During the Initial Term, this Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) in accordance with Section
7.01. Following the Initial Term, this Agreement may be terminated as to one or more of a Fund's Portfolios (but less than all of its Portfolios) by delivery by a Fund, on behalf of its Portfolios, to the Custodian of an amended Appendix A deleting such Portfolios pursuant to Section 9.07(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Appendix A which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolios so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Portfolios set forth in Appendix A, as amended from time to time.

                                 ARTICLE VIII
                                 DEFINED TERMS

         The following terms are defined in the following sections:

           Term                                            Section
           ----                                            -------

           Account                                         2.23(a)
           ADRs                                            2.06
           Additional Custodian(s)                         2.24(a)
           Authorized Person(s)                            3.02
           Bank Account(s)                                 2.22(a)
           Bank Loans                                      2.15
           Banking Institution(s)                          2.12
           Broker's Futures Margin Account(s)              2.10
           Business Continuity/Disaster Recovery Plan      5.01(b)
           Business Day                                    2.16(b)
           Custodian                                       Preamble
           Deficiency Notice                               7.01
           Distribution Account(s)                         2.17
           Domestic Subcustodian(s)                        4.01
           Eligible Securities Depository                  2.23(b)
           Financing Documents                             2.15
           Foreign Subcustodian(s)                         4.02(a)(i)
           Fund(s)                                         Preamble
           Fund of Funds Portfolio(s)                      2.02(c)
           Initial Term                                    7.01
           Institutional Client(s)                         2.03
           Interest Bearing Deposit(s)                     2.12
           Interim Subcustodian(s)                         4.02(b)
           Loan Payment(s)                                 2.16(b)
           MFS                                             2.02(c)
           Person                                          5.01(b)
           Plan                                            7.01
           Portfolio(s)                                    Preamble
           Procedural Agreement                            2.10
           Proper Instructions                             3.01(a)
           Response Notice                                 7.01
           Revised Plan                                    7.01
           Revised Plan Notice                             7.01
           Rule 17f-5                                      2.23(b)
           Rule 17f-7                                      2.23(b)
           SEC                                             2.23(a)
           Securities System(s)                            2.23(a)
           Service Level Document                          7.01
           Shares                                          2.17
           Special Instructions                            3.01(b)
           Special Subcustodian(s)                         4.03
           Subcustodian(s)                                 Article IV
           Terminating Fund                                7.01
           Underlying Fund(s)                              2.02(c)
           Underlying Fund Transfer Agent                  2.02(c)
           Underlying Shares                               2.02(c)
           UCC                                             2.02(a)
           US Securities                                   2.19
           1940 Act                                        Preamble

                                  ARTICLE IX
                                 MISCELLANEOUS

         Section 9.01. Execution of Documents, Etc.

                  (a) Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

                  (b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

         Section 9.02. Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF EACH FUND THAT IS ORGANIZED AS A MASSACHUSETTS BUSINESS TRUST IS ON FILE WITH THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE MEMBERS OF THE BOARD OF TRUSTEES OR MEMBERS OF THE BOARD OF MANAGERS OF ANY FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, MANAGERS, OFFICERS, SHAREHOLDERS OR PARTNERS OF ANY FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF EACH FUND'S RESPECTIVE PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, MANAGER, OFFICER OR PARTNER OF ANY FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF ANY FUND ARISING OUT OF THIS AGREEMENT.

         Section 9.03. Several Obligations of the Funds and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF A FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 5.03, 5.04 AND ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH EACH FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS. CONSISTENT WITH THE FOREGOING, THE OBLIGATIONS OF EACH FUND AND PORTFOLIO UNDER THIS AGREEMENT ARE SEVERAL AND NEITHER JOINT NOR JOINT AND SEVERAL.

         Section 9.04. Representations, Warranties and Covenants.

                  (a) Representations, Warranties and Covenants of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to it at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end or closed-end management investment company under the 1940 Act; and (ii) the execution, delivery and performance by the Fund of this Agreement on behalf of each applicable Portfolio are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

                  (b) Representations, Warranties and Covenants of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end and closed-end management investment companies under the provisions of the 1940 Act; (ii) the execution, delivery and performance by the Custodian of this Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof, (iii) the Custodian is a "Qualified Foreign Bank" (as defined in Rule 17f-5), a "U.S. Bank" (as defined in Rule 17f-5) or an entity which by order of the SEC or by no-action letter of the staff of the SEC is exempt from meeting the requirements of an "Eligible Foreign Custodian" (as set forth in Rule 17f-5), (iv) the Custodian qualifies as a "Primary Custodian" (as defined in Rule 17f-7) and accepts the responsibilities thereof with respect to the Funds and Portfolios, (v) the Custodian has entered into policies, bonds or similar arrangements which provide the types and minimum amounts of insurance and related coverage set forth in Section 2.30 hereof and such policies, bonds or similar arrangements are in full force and effect; and (vi) the Custodian shall maintain and keep current a Business Continuity/Disaster Recovery Plan and the capacity to execute such Business Continuity/Disaster Recovery Plan.

         Section 9.05. Application of SEC Rules; Interpretation of Agreement in Accordance with SEC or Publicly Available Interpretative Letters of the SEC Staff. To the extent this Agreement refers to Rule 17f-5, Rule 17f-6, Rule 17f-7, or any other rule promulgated by the SEC under the federal securities laws, including the 1940 Act, this Agreement shall be deemed to refer to those rules to the extent relevant and shall be interpreted in accordance with those rules as they may be amended or restated from time to time or otherwise interpreted or modified in accordance with relevant SEC or publicly available interpretative letters of the SEC staff. This Agreement, including the duties and obligations of the Custodian hereunder, shall be interpreted in accordance with the applicable requirements of the federal securities laws, as such laws may be interpreted or modified from time to time in accordance with relevant SEC or publicly available interpretative letters of the SEC Staff.

         Section 9.06. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

         Section 9.07. Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (a) Appendix A listing the Portfolios of each Fund for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios for one or more Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix A, and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) subject to Article VII hereof, Appendix A may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios) of one or more of the Funds, by each applicable Fund's execution and delivery to the Custodian of an amended Appendix A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (c) Appendix B listing Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians and Additional Custodians, may be amended from time to time to add or delete one or more Foreign Subcustodians, Eligible Securities Depositories, Special Subcustodians or Additional Custodians for a Fund or Funds, with respect to Foreign Subcustodians or Eligible Securities Depositories, by the Custodian's delivery of appropriate notice to the Fund, in which case such amendment shall take effect immediately upon such delivery of notice; and, with respect only to Special Subcustodians or Additional Custodians, by either party's execution and delivery to the other party hereto of an amended Appendix B; and (d) Appendix D listing the Fund of Funds Portfolios for which the Custodian serves as custodian may be amended from time to time to add or delete one or more of the Fund of Funds Portfolios, by each applicable Fund's or Portfolio's execution and delivery to the Custodian of an amended Appendix D, and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian.

         Section 9.08. Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

         Section 9.09. Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

         Section 9.10. Governing Law. Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, in each case without giving effect to principles of conflicts of law.

         Section 9.11. Notices. Except in the case of Proper Instructions or Special Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

               (a) If to any Fund:

               [Trust Name]
               c/o Massachusetts Financial Services Company
               500 Boylston Street
               Boston, MA  02116
               Attn: Treasurer of the MFS Funds
               Telephone: 617-954-5000

               (b) If to the Custodian:

               State Street Bank and Trust Company
               U.S. Investor Services Division, LCC/2S
               Lafayette Corporate Center
               2 Avenue de Lafayette
               Boston, MA 02111-1724

               Attn: W. Andrew Fry, Senior Vice President
               Telephone: 617-662-1567
               Telefax: 617-662-2865

               with a copy to:

               Mary Moran Zeven, Senior Vice President & Senior Managing Counsel State Street Bank and Trust Company
               Legal Division, LCC/2S
               Lafayette Corporate Center
               2 Avenue de Lafayette
               Boston, MA 02111-1724
               Telephone: 617-662-3980
               Telefax: 617-662- 3805

or to such other address as a Fund or the Custodian may have designated in writing to the other.

         Section 9.12. Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of
Section 7.01 hereof, neither the Custodian nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         Section 9.13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when one or more counterparts have been signed and delivered by such Fund and the Custodian.

         Section 9.14. Consent to Recording. Subject to Section 9.14, each Fund and the Custodian hereby agree that each may electronically record all telephonic conversations between them and that any such recordings may be submitted in evidence in any proceedings relating to this Agreement.

         Section 9.15. Confidentiality: Survival of Obligations. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. During the term of this Agreement, the Custodian agrees that it will maintain and enforce policies which prohibit the Custodian and its employees from engaging in securities transactions based on knowledge of the portfolio holdings of any Portfolio. In addition, the Custodian is familiar with Regulation S-P and agrees not to disclose or use non-public personal information about Fund or Portfolio shareholders except in accordance with Regulation S-P and the Funds' applicable privacy policies. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a violation of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.15 and Sections 9.01, 9.02, 9.03, 9.10, Section 2.26, Section 3.04, Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement, including a termination pursuant to Section 7.02.

         Section 9.16. Reproduction of Documents. This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 9.17. Remote Access Services Addendum. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

         Section 9.18. Shareholder Communications Election. Rule 14b-2 under the Securities Exchange Act of 1934 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.


Each of the Investment Companies listed on Appendix A Attached Hereto, on Behalf of each of Their Respective Portfolios

By: MARIA F. DWYER
    --------------------------------
    Name:  Maria F. Dwyer
    Title: President




STATE STREET BANK AND TRUST COMPANY


By: JOSEPH L. HOOLEY
    --------------------------------
    Name:  Joseph L. Hooley
    Title: Executive Vice President





                    [Signature Page to Custodian Agreement]

                                   APPENDIX A
                                       TO
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                      STATE STREET BANK AND TRUST COMPANY
                                      AND
                        EACH OF THE INVESTMENT COMPANIES

                         DATED AS OF DECEMBER 18, 2006

Except as may be otherwise indicated below, with respect to each fund listed on this Appendix A, such fund shall become a "Fund" party to the Custodian Agreement effective in 2007 upon the day immediately following such fund's respective fiscal year end (FYE) reflected below.

------------------------------------------------------------------------------
        TRUST                                       FUND (FYE)
------------------------------------------------------------------------------
Stand-Alone Trusts                Massachusetts Investors Trust (12/31)
------------------------------------------------------------------------------
Closed End Funds                  MFS Charter Income Trust (11/30)
                                  MFS Government Market Income Trust (11/30)
                                  MFS Intermediate Income Trust (10/31)
                                  MFS Multimarket Income Trust (10/31)
                                  MFS Municipal Income Trust (10/31)
                                  MFS Special Value Trust (10/31)

------------------------------------------------------------------------------
MFS Series Trust I                MFS Cash Reserve Fund (8/31)
                                  MFS Core Equity Fund (8/31)
                                  MFS Core Growth Fund (8/31)
                                  MFS New Discovery Fund (8/31)
                                  MFS Research International Fund (8/31)
                                  MFS Strategic Growth Fund (8/31)
                                  MFS Technology Fund (8/31)
                                  MFS Value Fund (8/31)

------------------------------------------------------------------------------
MFS Series Trust X                MFS Aggressive Growth Allocation Fund (5/31)
                                  MFS Conservative Allocation Fund (5/31)
                                  MFS Emerging Markets Debt Fund (7/31)
                                  MFS Emerging Markets Equity Fund (5/31)
                                  MFS Floating Rate High Income Fund (8/31)
                                  MFS Growth Allocation Fund (5/31)
                                  MFS International Diversification Fund (5/31)
                                  MFS International Growth Fund (5/31)
                                  MFS International Value Fund (5/31)
                                  MFS New Endeavor Fund (7/31)
                                  MFS Moderate Allocation Fund (5/31)
                                  MFS Strategic Value Fund (7/31)

------------------------------------------------------------------------------
MFS Series Trust XI               MFS Mid Cap Value Fund (9/30)
                                  MFS Union Standard Equity Fund (9/30)

------------------------------------------------------------------------------
MFS Series Trust XII              MFS Lifetime Retirement Income Fund (4/30)
                                  MFS Lifetime 2010 Fund (4/30)
                                  MFS Lifetime 2020 Fund (4/30)
                                  MFS Lifetime 2030 Fund (4/30)
                                  MFS Lifetime 2040 Fund (4/30)
                                  MFS Sector Rotational Fund (4/30) -
                                  effective date 1/2/07

------------------------------------------------------------------------------
MFS Variable Insurance Trust      MFS Capital Opportunities Series (12/31)
                                  MFS Global Equity Series (12/31)
                                  MFS Emerging Growth Series (12/31)
                                  MFS High Income Series (12/31)
                                  MFS Investors Growth Series (12/31)
                                  MFS Investors Trust Series (12/31)
                                  MFS Mid Cap Growth Series (12/31)
                                  MFS Money Market Series (12/31)
                                  MFS New Discovery Series (12/31)
                                  MFS Research Series (12/31)
                                  MFS Research Bond Series (12/31)
                                  MFS Research International Series (12/31)
                                  MFS Strategic Income Series (12/31)
                                  MFS Total Return Series (12/31)
                                  MFS Utilities Series (12/31)
                                  MFS Value Series (12/31)

------------------------------------------------------------------------------
MFS/Sun Life Series Trust         Bond Series (12/31)
                                  Capital Appreciation Series (12/31)
                                  Capital Opportunities Series (12/31)
                                  Core Equity Series (12/31)
                                  Emerging Growth Series (12/31)
                                  Emerging Markets Equity Series (12/31)
                                  Global Governments Series (12/31)
                                  Global Growth Series (12/31)
                                  Global Total Return Series (12/31)
                                  Government Securities Series (12/31)
                                  High Yield Series (12/31)
                                  International Growth Series (12/31)
                                  International Value Series (12/31)
                                  Mass. Investors Growth Stock Series (12/31)
                                  Mass. Investors Trust Series (12/31)
                                  Mid Cap Growth Series (12/31)
                                  Mid Cap Value Series (12/31)
                                  Money Market Series (12/31)
                                  New Discovery Series (12/31)
                                  Research Series (12/31)
                                  Research International Series (12/31)
                                  Strategic Growth Series (12/31)
                                  Strategic Income Series (12/31)
                                  Strategic Value Series (12/31)
                                  Technology Series (12/31)
                                  Total Return Series (12/31)
                                  Utilities Series (12/31)
                                  Value Series (12/31)

------------------------------------------------------------------------------
Variable Accounts                 Capital Appreciation Variable Account (12/31)
                                  Global Governments Variable Account (12/31)
                                  Government Securities Variable Account (12/31)
                                  High Yield Variable Account (12/31)
                                  Money Market Variable Account (12/31)
                                  Total Return Variable Account (12/31)

------------------------------------------------------------------------------

                                   APPENDIX B
                                       TO
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                      STATE STREET BANK AND TRUST COMPANY
                                      AND
                        EACH OF THE INVESTMENT COMPANIES
                          LISTED ON APPENDIX A THERETO

                         DATED AS OF DECEMBER 18, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of December 18, 2006 (the "Custodian Agreement"):

A. ADDITIONAL CUSTODIANS

         None

B. SPECIAL SUBCUSTODIANS

         None

C. FOREIGN SUBCUSTODIANS (as of 9/30/06)

Country                Subcustodian
-------                ------------

Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation

                       Citibank Pty. Limited

Austria                Erste Bank der Osterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                BNP Paribas Securities Services, S.A.

Benin                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Bermuda                The Bank of Bermuda Limited

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Burkina Faso           via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Canada                 State Street Trust Company Canada

Cayman Islands         Scotiabank & Trust (Cayman) Limited


Chile                  BankBoston, N.A.


People's Republic      The Hongkong and Shanghai Banking Corporation Limited,
of China               Shanghai and Shenzhen branches


Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

Croatia                Privredna Banka Zagreb d.d

Cyprus                 Cyprus Popular Bank Public Company Ltd.

Czech Republic         Eeskoslovenska Obchodni Banka, A.S.

Denmark Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador                Banco de la Produccion S.A. PRODUBANCO

Egypt                  HSBC Bank Egypt S.A.E.
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia                AS Hansabank

Finland                Nordea Bank Finland Plc.

France                 BNP Paribas Securities Services, S.A.

                       Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany                Deutsche Bank AG

Ghana                  Barclays Bank of Ghana Limited

Greece                 National Bank of Greece S.A.

Guinea-Bissau          via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Hong Kong              Standard Chartered Bank (Hong Kong) Limited

Hungary                HVB Bank Hungary Rt.

Iceland                Kaupthing Bank hf.

India                  Deutsche Bank AG

                       The Hongkong and Shanghai Banking Corporation Limited

Indonesia              Deutsche Bank AG

Ireland                Bank of Ireland

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas Securities Services, S.A.

                       Deutsche Bank S.p.A.

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

Jamaica                Bank of Nova Scotia Jamaica Ltd.

Japan                  Mizuho Corporate Bank Ltd.

                       Sumitomo Mitsui Banking Corporation

Jordan                 HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan             HSBC Bank Kazakhstan
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited

Republic of Korea      Deutsche Bank AG

                       The Hongkong and Shanghai Banking Corporation Limited

Latvia                 A/s Hansabanka

Lebanon                HSBC Bank Middle East
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania              SEB Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mali                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Malta                  The Hongkong and Shanghai Banking Corporation Limited

Mauritius              The Hongkong and Shanghai Banking Corporation Limited

Mexico                 Banco Nacional de Mexico S.A.

Morocco                Attijariwafa bank

Namibia                Standard Bank Namibia Limited               -

Netherlands            Deutsche Bank AG

New Zealand            Westpac Banking Corporation

Niger                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Nigeria                Stanbic Bank Nigeria Limited

Norway                 Nordea Bank Norge ASA

Oman                   HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

Panama                 HSBC Bank (Panama) S.A.

Peru                   Citibank del Peru, S.A.

Philippines            Standard Chartered Bank

Poland                 Bank Handlowy w Warszawie S.A.

Portugal               Banco Comercial Portugues S.A.

Puerto Rico            Citibank N.A.

Qatar                  HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                ING Bank N.V.

Russia                 ING Bank (Eurasia) ZAO, Moscow

Senegal                via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Serbia                 HVB Bank Serbia and Montenegro a.d.

Singapore              DBS Bank Limited

                       United Overseas Bank Limited

Slovak Republic        Eeskoslovenska Obchodni Banka, A.S., pobocka
                       zahranicnej banky v SR

Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Nedbank Limited

                       Standard Bank of South Africa Limited

Spain                  Deutsche Bank S.A.E.

Sri Lanka              The Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken AB

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank (Thai) Public Company Limited

Togo                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, A.S.

Uganda                 Barclays Bank of Uganda Limited

Ukraine                ING Bank Ukraine

United Arab Emirates   HSBC Bank Middle East Limited
                       (as delegate of The Hongkong and Shanghai Banking
                       Corporation Limited)

United Kingdom         State Street Bank and Trust Company, United kingdom
                       Branch

Uruguay                BankBoston, N.A.

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Plc.

Zimbabwe               Barclays Bank of Zimbabwe Limited

D. ELIGIBLE SECURITIES DEPOSITORIES (as of 9/30/06)

Country                Depository
-------                ----------

Argentina              Caja de Valores S.A.

Australia              Austraclear Limited

Austria                Oesterreichische Kontrollbank AG
                       (Wertpapiersammelbank Division)

Bahrain                Clearing, Settlement, and Depository System of the
                       Bahrain Stock Exchange

Bangladesh             Central Depository Bangladesh Limited

Belgium                Banque Nationale de Belgique

                       Euroclear Belgium

Benin                  Depositaire Central - Banque de Reglement

Bermuda                Bermuda Securities Depository

Brazil                 Central de Custodia e de Liquidacao Financeira de
(CETIP)                Titulos Privados

                       Companhia Brasileira de Liquidacao e Custodia

                       Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria               Bulgarian National Bank

                       Central Depository AD

Burkina Faso           Depositaire Central - Banque de Reglement

Canada                 The Canadian Depository for Securities Limited

Chile                  Deposito Central de Valores S.A.

People's Republic      China Securities Depository and Clearing Corporation
of China               Limited Shanghai Branch

                       China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia               Deposito Central de Valores

                       Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica             Central de Valores S.A.

Croatia                Sredisnja Depozitarna Agencija d.d.

Cyprus                 Central Depository and Central Registry

Czech Republic         Czech National Bank

                       Stredisko cennych papiru - Ceska republika

Denmark                Vaerdipapircentralen (Danish Securities Center)

Egypt                  Misr for Clearing, Settlement, and Depository S.A.E.

                       Central Bank of Egypt

Estonia                AS Eesti Vaartpaberikeskus

Finland                Suomen Arvopaperikeskus Oy

France                 Euroclear France

Germany                Clearstream Banking AG, Frankfurt

Greece                 Apothetirion Titlon AE - Central Securities Depository

                       Bank of Greece,
                       System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau          Depositaire Central - Banque de Reglement

Hong Kong              Central Moneymarkets Unit

                       Hong Kong Securities Clearing Company Limited

Hungary                Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                Icelandic Securities Depository Limited

India                  Central Depository Services (India) Limited

                       National Securities Depository Limited

                       Reserve Bank of India

Indonesia              Bank Indonesia

                       PT Kustodian Sentral Efek Indonesia

Israel                 Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                       Clearinghouse)

Italy                  Monte Titoli S.p.A.

Ivory Coast            Depositaire Central - Banque de Reglement

Jamaica                Jamaica Central Securities Depository

Japan                  Bank of Japan  - Net System

                       Japan Securities Depository Center (JASDEC) Incorporated

Jordan                 Securities Depository Center

Kazakhstan             Central Securities Depository

Kenya                  Central Depository and Settlement Corporation Limited

                       Central Bank of Kenya

Republic of Korea      Korea Securities Depository

Latvia                 Latvian Central Depository

Lebanon                Banque du Liban

                       Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania              Central Securities Depository of Lithuania

Malaysia               Bank Negara Malaysia

                       Bursa Malaysia Depository Sdn. Bhd.

Mali                   Depositaire Central - Banque de Reglement

Malta                  Central Securities Depository of the Malta Stock
                       Exchange

Mauritius              Bank of Mauritius

                       Central Depository and Settlement Co. Ltd.

Mexico                 S.D. INDEVAL, S.A. de C.V.

Morocco                Maroclear

Namibia                Bank of Namibia

Netherlands            Euroclear Nederland

New Zealand            New Zealand Central Securities Depository Limited

Niger                  Depositaire Central - Banque de Reglement

Nigeria                Central Securities Clearing System Limited

Norway                 Verdipapirsentralen (Norwegian Central Securities
                       Depository)

Oman                   Muscat Depository & Securities Registration Company, SAOC

Pakistan               Central Depository Company of Pakistan Limited

                       State Bank of Pakistan

Palestine              Clearing, Depository and Settlement, a department
                       of the Palestine Stock Exchange

Panama                 Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines            Philippine Depository & Trust Corporation

                       Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland                 Rejestr Papierow Wartooeciowych

                       Krajowy Depozyt Papierow Wartosciowych S.A.

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                Bucharest Stock Exchange Registry Division

                       National Bank of Romania

Russia                 Vneshtorgbank, Bank for Foreign Trade of the Russian
                       Federation

Senegal                Depositaire Central - Banque de Reglement

Serbia                 Central Registrar and Central Depository for Securities

Singapore              The Central Depository (Pte) Limited

                       Monetary Authority of Singapore

Slovak Republic        Naodna banka slovenska

                       Centralny depozitar cennych papierov SR, a.s.

Slovenia               KDD - Centralna klirinsko depotna druzba d.d.

South Africa           Share Transactions Totally Electronic (STRATE) Ltd.

Spain                  IBERCLEAR

Sri Lanka              Central Depository System (Pvt) Limited

Sweden                 Vardepapperscentralen  VPC AB
                       (Swedish Central Securities Depository)

Switzerland            SegaIntersettle AG (SIS)

Taiwan - R.O.C.        Taiwan Depository and Clearing Corporation

Thailand               Thailand Securities Depository Company Limited

Togo                   Depositaire Central - Banque de Reglement

Trinidad and Tobago    Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                 Central Bank of Turkey

                       Central Registry Agency

Uganda                 Bank of Uganda

Ukraine                Mizhregionalny Fondovy Souz

                       National Bank of Ukraine

United Arab Emirates   Clearing and Depository System,
                       a department of the Dubai Financial Market

United Kingdom         CrestCo.

Uruguay                Banco Central del Uruguay

Venezuela              Banco Central de Venezuela

                       Caja Venezolana de Valores

Vietnam                Vietnam Securities Depository

Zambia                 Bank of Zambia

                       LuSE Central Shares Depository Limited

TRANSNATIONAL


Euroclear

Clearstream Banking, S.A.

                               APPENDIX C TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                        EACH OF THE INVESTMENT COMPANIES
                          LISTED ON APPENDIX A THERETO
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

                            [INTENTIONALLY OMITTED]

                               APPENDIX D TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                        EACH OF THE INVESTMENT COMPANIES
                          LISTED ON APPENDIX A THERETO
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

                         DATED AS OF DECEMBER 18, 2006

A.            Fund of Funds

Trust                                    Fund
-----                                    ----

MFS Series Trust X                       MFS Conservative Allocation Fund
                                         MFS Moderate Allocation Fund
                                         MFS Growth Allocation Fund
                                         MFS Aggressive Growth Allocation Fund
                                         MFS International Diversification Fund

MFS Series Trust XII                     MFS Lifetime Retirement Income Fund
                                         MFS Lifetime 2010 Fund
                                         MFS Lifetime 2020 Fund
                                         MFS Lifetime 2030 Fund
                                         MFS Lifetime 2040 Fund

                            FUNDS TRANSFER ADDENDUM

                                                                   [LOGO]
                                                                   STATE STREET

                                  Serving Institutional Investors Worldwide(SM)

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

| | SWIFT
SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions. Selection of this security procedure would be most appropriate for existing SWIFT members.

| | STANDING INSTRUCTIONS
Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

| | REMOTE BATCH TRANSMISSION
Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.
Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

| | GLOBAL HORIZON INTERCHANGESM FUNDS TRANSFER SERVICE
Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.
This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

| | TELEPHONE CONFIRMATION (CALLBACK)
Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

| | REPETITIVE WIRES
For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.
This alternative is recommended whenever funds are frequently transferred between the same two accounts.

| | TRANSFERS INITIATED BY FACSIMILE
The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.
We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

| | AUTOMATED CLEARING HOUSE (ACH)
State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

| | GLOBAL HORIZON INTERCHANGE AUTOMATED CLEARING HOUSE SERVICE
Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

| | Transmission from Client PC to State Street Mainframe with Telephone
    Callback

| | Transmission from Client Mainframe to State Street Mainframe with Telephone
    Callback

| | Transmission from DST Systems to State Street Mainframe with Encryption

| | Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective _________________ for payment orders initiated by our organization.

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                 ALTERNATE CONTACT

----------------------------------        -------------------------------------
         Name                                      Name

----------------------------------        -------------------------------------
         Address                                   Address

----------------------------------        -------------------------------------
         City/State/Zip Code                       City/State/Zip Code

----------------------------------        -------------------------------------
         Telephone Number                          Telephone Number

----------------------------------        -------------------------------------
         Facsimile Number                          Facsimile Number

----------------------------------
         SWIFT Number

----------------------------------
         Telex Number

INSTRUCTION(S)

TELEPHONE CONFIRMATION

FUND
     --------------------------------------------------------------------------

INVESTMENT ADVISER
                    -----------------------------------------------------------

AUTHORIZED INITIATORS
  Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME                        TITLE (Specify whether       SPECIMEN SIGNATURE
                            position is with Fund
                            or Investment Adviser)

---------------------       --------------------------   -----------------------

---------------------       --------------------------   -----------------------

---------------------       --------------------------   -----------------------

---------------------       --------------------------   -----------------------

---------------------       --------------------------   -----------------------


AUTHORIZED VERIFIERS
    Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                      CALLBACK PHONE NUMBER       DOLLAR LIMITATION (IF ANY)

---------------------     ------------------------    -------------------------

---------------------     ------------------------    -------------------------

---------------------     ------------------------    -------------------------

---------------------     ------------------------    -------------------------

                     REMOTE ACCESS SERVICES ADDENDUM TO THE
                              CUSTODIAN AGREEMENT
                                    BETWEEN
                        EACH OF THE INVESTMENT COMPANIES
                          LISTED ON APPENDIX A THERETO
                                      AND
                      STATE STREET BANK AND TRUST COMPANY

                            Remote Access Services

         ADDENDUM to that certain Custodian Agreement dated as of December 18, 2006 (the "Custodian Agreement") between each of the Investment Companies listed on Appendix A attached thereto (the "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

         State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the "Remote Access Services").


The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street ("Authorized Designees") with access to In~Sight(SM) as described in Exhibit A or such other systems as may be offered from time to time (the "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer's Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services,
(ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum.

                                   EXHIBIT A
                                       To

             REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT

                                   IN~SIGHT(SM)
                           System Product Description

In~Sight(SM) provides bilateral information delivery, interoperability, and on-line access to State Street. In~Sight(SM) allows users a single point of entry into State Street's diverse systems and applications. Reports and data from systems such as Investment Policy Monitor(SM), Multicurrency HorizonSM, Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In~Sight(SM). This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~Sight(SM) also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~Sight(SM) will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street's customers.